      As filed with the Securities and Exchange Commission on May 10, 2000
                                                 Registration No. 333-32146
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 2
                                    TO THE
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                         BERKSHIRE HILLS BANCORP, INC.

                                BERKSHIRE BANK
                                  401(k) Plan
            (Exact name of registrant as specified in its charter)

    DELAWARE                       6036                    Being applied for
(State or Other               (Primary Standard             (IRS Employer
Jurisdiction of                  Industrial               Identification No.)
Incorporation or           Classification Code Number)
 Organization)

                                24 North Street
                        Pittsfield, Massachusetts 01201
                                (413) 443-5601
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           James A. Cunningham, Jr.
                     President and Chief Executive Officer
                                Berkshire Bank
                                24 North Street
                        Pittsfield, Massachusetts 01201
                                (413) 443-5601
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                         Douglas P. Faucette, Esquire
                       Lawrence M. F. Spaccasi, Esquire
                        Muldoon, Murphy & Faucette LLP
                          5101 Wisconsin Avenue, N.W.
                            Washington, D.C. 20016
                                (202) 362-0840

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

===============================================================================================================
                                                  Calculation of Registration Fee
---------------------------------------------------------------------------------------------------------------
     Title of each Class of           Amount to       Proposed Maximum      Proposed Maximum       Amount of
   Securities to be Registered      be Registered      Offering Price      Aggregate Offering     Registration
                                                          Per Unit             Price (2)              Fee
---------------------------------------------------------------------------------------------------------------
          Common Stock                10,326,609
         $.01 par value                Shares(1)          $10.00               $103,266,090          (3)
---------------------------------------------------------------------------------------------------------------
         Participation                   (4)             _______               $  5,929,249          (5)
           Interests
===============================================================================================================

(1) Includes shares of Common Stock to be issued to Berkshire Hills Foundation, Inc., a private foundation.
(2) Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee of $27,263 was previously paid upon the initial filing of the Form S-1 on March 10, 2000.
(4) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(5) The securities of Berkshire Hills Bancorp, Inc. to be purchased by Berkshire Bank 401(k) Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     SEC filing(1)................................................... $   27,263
     OTS filing fee..................................................      2,000
     Massachusetts filing fee........................................      5,000
     NASD filing fee(1)..............................................     10,827
     Stock market listing fee(1).....................................     42,500
     Printing, postage and mailing...................................    500,000
     Legal fees and expenses (including underwriter's
         counsel)....................................................    500,000
     Accounting fees and expenses....................................    150,000
     Appraisers' fees and expenses (including
         business plan)..............................................     50,000
     Marketing fees and selling commissions(1).......................  1,279,000
     Underwriter's expenses (excluding counsel's fees)...............    100,000
     Conversion agent fees and expenses..............................     45,000
     Transfer agent fees and expenses................................     20,000
     Certificate printing............................................     10,000
     Telephone, temporary help and other equipment...................     25,000
     Edgarization expenses...........................................     25,000
     Miscellaneous...................................................     37,410
                                                                      ----------
     TOTAL........................................................... $2,829,000
                                                                      ==========

______________________
(1) Unless otherwise noted, based upon the registration and issuance of 10,326,609 shares at $10.00 per share.

Item 14. Indemnification of Directors and Officers.

     In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)   List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letters between Berkshire Bancorp, Berkshire Bank and Sandler O'Neill & Partners, L.P.*

1.2 Form of Agency Agreement between Berkshire Bank and Sandler O'Neill & Partners, L.P.*

2.1 Amended Plan of Conversion (including the Amended and Restated Articles of Organization and Stock Bylaws of Berkshire Bank)*
3.1   Certificate of Incorporation of Berkshire Hills Bancorp, Inc.*
3.2   Bylaws of Berkshire Hills Bancorp, Inc.*

3.3 Amended and Restated Articles of Organization and Stock Bylaws of Berkshire Bank (See Exhibit 2.1 hereto)*
4.0   Draft Stock Certificate of Berkshire Hills Bancorp, Inc.*

5.0   Opinion of Muldoon, Murphy & Faucette LLP re: legality*
8.0   Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters

8.1   Opinion of Wolf & Company, P.C. re:  State Tax Matters*
10.1  Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.2 Form of Employment Agreement between Berkshire Bank and certain executive officers*
10.3 Form of Employment Agreement between Berkshire Hills Bancorp, Inc. and certain executive officers*
10.4  Form of Berkshire Bank Employee Severance Compensation Plan*
10.5  Form of Berkshire Bank Supplemental Executive Retirement Plan*
10.6 Form of Change in Control Agreement between Berkshire Bank and certain executive officers*

23.1  Consent of Wolf & Company, P.C.*
23.2  Consent of Muldoon, Murphy & Faucette LLP*
23.3  Consent and Subscription Rights Opinion of FinPro, Inc.*
24.1  Powers of Attorney*
27.0  Financial Data Schedule*
99.1  Appraisal Report of FinPro, Inc. (P)*
99.2  Draft of Berkshire Hills Foundation Gift Instrument*
99.3  Draft Stock Order Form
---------------------
* Previously filed
(P) Filed pursuant to Rule 202 of Regulation S-T.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 PAGE>

CONFORMED
                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsfield, Commonwealth of Massachusetts, May 8, 2000.

Berkshire Hills Bancorp, Inc.


By:  /s/ James A. Cunningham, Jr.
     ----------------------------------------------
     James A. Cunningham, Jr.
     President, Chief Executive
     Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                            Title                               Date
----                            -----                               ----

/s/ James A. Cunningham, Jr.    President, Chief Executive Officer  May 8, 2000
----------------------------    and Director
James A. Cunningham, Jr.        (principal executive officer)



/s/ Charles F. Plungis, Jr.     Senior Vice President, Treasurer    May 8, 2000
----------------------------    and Chief Financial Officer
Charles F. Plungis, Jr.         (principal accounting
                                and financial officer)


            *                   Chairman of the Board
----------------------------
Robert A. Wells


            *                   Director
----------------------------
Thomas O. Andrews


            *                   Director
----------------------------
Thomas R. Dawson


            *                   Director
----------------------------
Henry D. Granger


            *                   Director
----------------------------
A. Allen Gray


            *                   Director
----------------------------
John Kittredge


            *                   Director
----------------------------


            *                   Director
----------------------------
Edward G. McCormick


            *                   Director
----------------------------
Catherine B. Miller


            *                   Director
----------------------------
Michael G. Miller


            *                   Director
----------------------------
Raymond B. Murray, III


            *                   Director
----------------------------
Louis J. Oggiani


            *                   Director
----------------------------
Robert S. Raser


            *                  Director
----------------------------
Corydon L. Thurston


            *                  Director
-------------------------------
Ann H. Trabulsi


            *                  Director
-------------------------------
William E. Williams


            *                  Director
------------------------------
Anne Everest Wojtkowski

*Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration
 Statement on Form S-1 for Berkshire Hills Bancorp, Inc. filed on March 10,
 2000.

/s/ James A. Cunningham, Jr.   President, Chief Executor Officer    May 8, 2000
------------------------------ and Director
James A. Cunningham, Jr.

          As filed with the Securities and Exchange Commission on May 10, 2000

                                                  Registration No. 333-32146
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------



                                   EXHIBITS

                                    TO THE

                         PRE-EFFECTIVE AMENDMENT No.2

                                    TO THE

                                 FORM S-1

                            Registration Statement

                                     Under

                          THE SECURITIES ACT OF 1933


                               ----------------


                         Berkshire Hills Bancorp, Inc.

            (Exact name of registrant as specified in its charter)




================================================================================

                               TABLE OF CONTENTS


List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letters between Berkshire Bancorp, Berkshire Bank and Sandler O'Neill & Partners, L.P.*

1.2 Form of Agency Agreement between Berkshire Bank and Sandler O'Neill & Partners, L.P.*

2.1 Amended Plan of Conversion (including the Amended and Restated Articles of Organization and Stock Bylaws of Berkshire Bank)*
3.1   Certificate of Incorporation of Berkshire Hills Bancorp, Inc.*
3.2   Bylaws of Berkshire Hills Bancorp, Inc.*

3.3 Amended and Restated Articles of Organization and Stock Bylaws of Berkshire Bank (See Exhibit 2.1 hereto)*
4.0   Draft Stock Certificate of Berkshire Hills Bancorp, Inc.*

5.0   Opinion of Muldoon, Murphy & Faucette LLP re: legality*
8.0   Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters

8.1   Opinion of Wolf & Company, P.C. re:  State Tax Matters*
10.1  Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.2 Form of Employment Agreement between Berkshire Bank and certain executive officers*
10.3 Form of Employment Agreement between Berkshire Hills Bancorp, Inc. and certain executive officers*
10.4  Form of Berkshire Bank Employee Severance Compensation Plan*
10.5  Form of Berkshire Bank Supplemental Executive Retirement Plan*
10.6 Form of Change in Control Agreement between Berkshire Bank and certain executive officers*

23.1  Consent of Wolf & Company, P.C.*
23.2  Consent of Muldoon, Murphy & Faucette LLP*
23.3  Consent and Subscription Rights Opinion of FinPro, Inc.*
24.1  Powers of Attorney*
27.0  Financial Data Schedule*
99.1  Appraisal Report of FinPro, Inc. (P)*
99.2  Draft of Berkshire Hills Foundation Gift Instrument*
99.3  Draft Stock Order Form
_________________
*Previously filed
(P) Filed pursuant to Rule 202 of Regulation S-T.